Exhibit 23.3


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



We hereby consent to the incorporation by reference in this the Registration Statement on Form S-8 of Kerr-McGee Holdco Inc. of our report dated February 26, 1999 appearing in the Kerr-McGee Corporation Annual Report on Form 10-K for the year ended December 31, 2000 and relating to the consolidated financial statements of Oryx Energy Company, which financial statements are not separately presented therein.


                                     PricewaterhouseCoopers LLP



Dallas, Texas
    August 1, 2001